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                                                                   EXHIBIT 23.3



                     CONSENT OF COOPERS & LYBRAND, L.L.P.


We hereby consent to the incorporation by reference in this Registration Statement of Suiza Foods Corporation on Form S-8 of our report dated July 31, 1997, with respect to the combined financial statements of The Garelick Companies, included in the Current Report on Form 8-K filed July 14, 1997, as amended on August 22, 1997, of Suiza Foods Corporation.

                                       /s/ COOPERS & LYBRAND L.L.P.

                                           COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
December 1, 1997